EXHIBIT 16


                   AGREEMENT OF JOINT FILING


     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consents to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the ownership by each of the undersigned of shares of Common Stock of Embryo Development Corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: August 28, 1998


                                       /s/ Matthew Harriton
                              ________________________________
                                        MATTHEW HARRITON


                                       /s/ Andrew Fabrikant
                              ________________________________
                                        ANDREW FABRIKANT


                                      /s/ Daniel Durchslag
                              ________________________________
                                        DANIEL DURCHSLAG


                                     /s/ Karen Nazzareno
                              ________________________________
                                        KAREN NAZZARENO